UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:	August 12, 2010
(Date of earliest event reported)	(August 9, 2010)

  Multimedia Games, Inc.
(Exact name of Registrant as Specified in its Charter)

000-28318
(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Road South, Bldg. B, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 9, 2010, the one facility in Alabama where Multimedia Games, Inc. (the “Company”) was continuing to operate charitable bingo units voluntarily discontinued operations.  As previously disclosed, this facility was operating under the protection of a temporary restraining order issued by a trial court.  On July 30, 2010, the Supreme Court of Alabama issued a ruling reversing the trial court’s entry of the temporary restraining order and on August 9, 2010, that facility voluntarily discontinued operations.  As a result, the Company is not currently operating any charity bingo units in the State of Alabama.

In fiscal 2009, the Company recorded revenues of $9.4 million from charitable bingo operations in Alabama and through the Company’s fiscal 2010 third quarter ended June 30, 2010 recorded revenues of $3.8 million.  In addition, as of June 30, 2010, the Company had deployed assets with a current net book value of $4.8 million within the charity bingo market in the State of Alabama and outstanding receivables in the amount of $364,000.  If the facilities of the Company’s Alabama customers continue to remain closed, the resulting decrease in the Company’s revenue and EBITDA will be adversely impacted and a write-down of assets currently dedicated to the Alabama market may need to be taken.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: August 12, 2010	By:	/s/ Uri L. Clinton
Uri L. Clinton
Senior Vice President, General Counsel and Corporate Secretary